As filed with the Securities and Exchange Commission on October 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Symantec Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0181864

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20330 Stevens Creek Boulevard

Cupertino, California 95014-2132

(Address of Principal Executive Offices)

Symantec Corporation 2004 Equity Incentive Plan

Symantec Corporation 2000 Director Equity Incentive Plan, as amended

(Full Title of the Plan)

John W. Thompson

Chairman of the Board and Chief Executive Officer
20330 Stevens Creek Boulevard
Cupertino, California 95014-2132

(Name and Address of Agent For Service)

(408) 517-8000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Richard A. Peers
Heller Ehrman White & McAuliffe LLP
2775 Sand Hill Road
Menlo Park, California 94025
Telephone: (650) 324-7000
Facsimile: (650) 324-0638

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities	to be	Price	Offering	Registration
to be Registered	Registered(1)	per Share(2)	Price	Fee
Common Stock, par value $0.01 per share	9,025,000 (3)	$53.82	$485,725,500	$61,541.42

(1)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq National Market on October 15, 2004.

(3)	This Registration Statement on Form S-8 relates to the issuance of up to 9,025,000 shares of our Common Stock, par value $0.01 (the “Shares”). Of the Shares, 9,000,000 are issuable under the Symantec Corporation 2004 Equity Incentive Plan and 25,000 are issuable in connection with the Symantec Corporation 2000 Director Equity Incentive Plan, as amended.

PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
Index to Exhibits
EXHIBIT 4.01
EXHIBIT 5.01
EXHIBIT 23.01
EXHIBIT 23.02
EXHIBIT 99.01
EXHIBIT 99.02

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents, which have been filed by Symantec Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended April 2, 2004;

(b)	Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 2, 2004;

(c)	Registrant’s Current Reports on Form 8-K filed on April 28, 2004, August 5, 2004, August 13, 2004 and September 17, 2004; and

(d)	The description of Registrant’s Common Stock the description of our common stock contained in Registrant’s Registration Statements on Form 8-A filed with the Commission on May 24, 1989 and August 19, 1998 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

             Not applicable.

Item 5. Interests of Named Experts and Counsel.

             Not applicable.

Item 6. Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

          As permitted by Section 145 of the Delaware General Corporation Law, Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

-	for any breach of the director’s duty of loyalty to Registrant or its stockholders;

-	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

-	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

-	for any transaction from which the director derived an improper personal benefit.

          As permitted by the Delaware General Corporation Law, Registrant’s Bylaws provide that:

-	Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

-	Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its bylaws or agreements to which it is a party;

-	Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

-	the rights conferred in the Bylaws are not exclusive.

          Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant’s Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Registrant regarding which indemnification is sought, nor is Registrant aware of any threatened litigation that may result in claims for indemnification.

          Registrant maintains directors’ and officers’ liability insurance and intends to extend that coverage for public securities matters.

          See also the undertakings set out in response to Item 9.

Item 7. Exemption from Registration Claimed.

              Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.01	Symantec Corporation Restated Certificate of Incorporation					X

4.02	Symantec Corporation Bylaws, as amended and restated effective August 11, 1998	8-K		3.1	08/19/98

4.03	Registration Rights Agreement between Symantec Corporation and Certain of its Stockholders.	S-4	33- 35385	4.02	06/13/90

4.04	Amendment No. One to Registration Rights Agreement	10-K		4.02	06/16/03

4.05	Amendment No. Two to Registration Rights Agreement	10-K		4.03	06/16/03

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.06	Rights Agreement, dated as of August 12, 1998, between Symantec Corporation and BankBoston, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares	8-A		4.1	08/19/98

4.07	Form of Note for Symantec Corporation 3% Convertible Subordinated Notes due November 1, 2006	S-3	333- 77072	4.08	01/22/02

4.08	Indenture between Symantec Corporation, as Issuer, and State Street Bank and Trust Company of California, N.A., as Trustee, dated October 24, 2001 related to Symantec Corporation’s 3% Convertible Subordinated Notes due November 1, 2006	S-3	333- 77072	4.09	01/22/02

4.09	Registration Rights Agreement between Symantec Corporation and Credit Suisse First Boston Corporation dated October 24, 2001 related to Symantec Corporation’s 3% Convertible Subordinated Notes due November 1, 2006	S-3	333- 77072	4.10	01/22/02

5.01	Opinion of Heller Ehrman White & McAuliffe LLP					X

23.01	Consent of Independent Registered Public Accounting Firm					X

23.02	Consent of Independent Registered Public Accounting Firm					X

23.03	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.01)					X

24.01	Power of Attorney (See page II-5)					X

99.01	Symantec Corporation 2004 Equity Incentive Plan, Stock Grant Election Form and Stock Option Grant—Terms and Conditions					X

99.02	Symantec Corporation 2000 Director Equity Incentive Plan, as amended					X

Item 9. Undertakings.

             A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the “Calculation of Registration Fee” table in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          To effect the above, each of the undersigned has executed this Power of Attorney as of the date indicated beside each name.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cupertino, State of California, on this 21st day of October, 2004.

Symantec Corporation

By:	/s/ John W. Thompson

John W. Thompson Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY TO SIGN AMENDMENTS

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each being an officer and/or director of the Registrant) does hereby constitute and appoint John W. Thompson, Gregory E. Myers and Arthur F. Courville, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts.

          Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ John W. Thompson John W. Thompson	Chairman of the Board of Directors and Chief Executive Officer	October 21, 2004

/s/ Gregory E. Myers Gregory E. Myers	Chief Financial Officer and Senior Vice President of Finance	October 21, 2004

/s/ Tania Amochaev Tania Amochaev	Director	October 21, 2004

/s/ William T. Coleman William T. Coleman	Director	October 21, 2004

/s/ Franciscus Lion Franciscus Lion	Director	October 21, 2004

/s/ David Mahoney David Mahoney	Director	October 21, 2004

/s/ Robert S. Miller Robert S. Miller	Director	October 21, 2004

/s/ George Reyes George Reyes	Director	October 21, 2004

/s/ Daniel H. Schulman Daniel H. Schulman	Director	October 21, 2004

Index to Exhibits

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.01	Symantec Corporation Restated Certificate of Incorporation					X

4.02	Symantec Corporation Bylaws, as amended and restated effective August 11, 1998	8-K		3.1	08/19/98

4.03	Registration Rights Agreement between Symantec Corporation and Certain of its Stockholders	S-4	33- 35385	4.02	06/13/90

4.04	Amendment No. One to Registration Rights Agreement	10-K		4.02	06/16/03

4.05	Amendment No. Two to Registration Rights Agreement	10-K		4.03	06/16/03

4.06	Rights Agreement, dated as of August 12, 1998, between Symantec Corporation and BankBoston, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares	8-A		4.1	08/19/98

4.07	Form of Note for Symantec Corporation 3% Convertible Subordinated Notes due November 1, 2006	S-3	333-77072	4.08	01/22/02

4.08	Indenture between Symantec Corporation, as Issuer, and State Street Bank and Trust Company of California, N.A., as Trustee, dated October 24, 2001 related to Symantec Corporation’s 3% Convertible Subordinated Notes due November 1, 2006	S-3	333-77072	4.09	01/22/02

4.09	Registration Rights Agreement between Symantec Corporation and Credit Suisse First Boston Corporation dated October 24, 2001 related to Symantec Corporation’s 3% Convertible Subordinated Notes due November 1, 2006	S-3	333-77072	4.10	01/22/02

5.01	Opinion of Heller Ehrman White & McAuliffe LLP					X

23.01	Consent of Independent Registered Public Accounting Firm					X

23.02	Consent of Independent Registered Public Accounting Firm					X

23.03	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.01)					X

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
24.01	Power of Attorney (See page II-5)					X

99.01	Symantec Corporation 2004 Equity Incentive Plan, Stock Grant Election Form and Stock Option Grant—Terms and Conditions					X

99.02	Symantec Corporation 2000 Director Equity Incentive Plan, as amended					X